Registration No. 333-145494

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SPARTAN STORES, INC.

(Exact name of registrant as specified in its charter)

Michigan	38-0593940
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

850 76th Street, S.W.

Post Office Box 8700

Grand Rapids, Michigan 49518-8700

(616) 878-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alex J. DeYonker Executive Vice President General Counsel & Secretary Spartan Stores, Inc. 850 76th Street, S.W. Post Office Box 8700 Grand Rapids, Michigan 49518-8700 (616) 878-2180	Copies of communication to:	Gordon R. Lewis Warner Norcross & Judd LLP 900 Fifth Third Center 111 Lyon Street, N.W. Grand Rapids, Michigan 49503-2487 (616) 752-2752
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

Not Applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

REMOVAL OF SECURITIES FROM REGISTRATION

This Post-Effective Amendment No. 1 to Form S-3 Registration Statement removes from registration all of the Registrant’s 3.375% Convertible Senior Notes due 2027 and shares of common stock, no par value per share, registered under the Registrant’s Form S-3 Registration Statement (No. 333-145494) which remain unsold as of the date hereof in accordance with the undertakings set forth in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K.

Item 16. Exhibits

Exhibit Number	Description

24	Powers of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on March 11, 2013.

SPARTAN STORES, INC.

By:	/s/ Dennis Eidson
Dennis Eidson President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

*	March 11, 2013
M. Shan Atkins
Director

/s/ Dennis Eidson	March 11, 2013
Dennis Eidson President and Chief Executive Officer (Principal Executive Officer) and Director

*	March 11, 2013
Dr. Frank M. Gambino
Director

*	March 11, 2013
Frederick Morganthall II
Director

*	March 11, 2013
Elizabeth A. Nickels
Director

*	March 11, 2013
Timothy J. O’Donovan
Director

*	March 11, 2013
Craig C. Sturken Chairman and Director

*By	/s/ David M. Staples
David M. Staples, Attorney-in-Fact